EXHIBIT 10.1

AMENDMENT NO. 1 TO
SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO SERVICES AGREEMENT (this “Amendment”) is entered as of August 12, 2010, by and between NILE THERAPEUTICS, INC., a Delaware corporation (“Nile”) and TWO RIVER CONSULTING, LLC, a Delaware limited liability corporation (“Consultant”), having a business address at 689 Fifth Avenue, New York, NY 10022.

RECITALS:

WHEREAS, the parties previously entered into a Services Agreement dated June 24, 2009 (the “Agreement”), pursuant to which Nile engaged Consultant to perform certain Services as described in the Agreement for a term of one year, subject to extension upon the mutual agreement of the parties; and

WHEREAS, Nile and Consultant each desire to continue to the engagement of Consultant by Nile on a month-to-month basis, subject to a right of Nile to terminate the Agreement upon 30 days’ notice, and to provide additional equity compensation to Consultant (or its designees) in consideration therefor.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

1.	Term; Termination. Section 3 of the Agreement shall be amended and restated in its entirety, as follows:

“3.	Term and Termination.

3.1
Term.  This Agreement will commence on the Effective Date and continue for a period of one (1) year from the Effective Date (the “Term”). Thereafter, the Term shall automatically continue on a month-to-month basis until terminated pursuant to the express terms of this Section Error! Reference source not found.

3.2
Termination for Breach. If either party breaches in any material respect any of its material obligations under this Agreement, in addition to any other right or remedy, the non-breaching party may terminate this Agreement in the event that the breach is not cured within 30 days after receipt by that party of written notice of the breach.

3.3
Termination by NILE.  NILE may terminate this Agreement immediately at any time upon written notice to CONSULTANT in the event of a breach of this Agreement by CONSULTANT which cannot be cured (i.e. breach of the confidentiality obligation).

3.4
Other Termination.  NILE may terminate this Agreement for any reason upon not less than 30 days prior written notice to CONSULTANT.  CONSULTANT may terminate this Agreement for any reason upon not less than 90 days prior written notice to NILE.

3.5
Effect of Termination.  Upon termination, neither NILE nor CONSULTANT will have any further obligations under this Agreement, except the liabilities accrued through the date of termination.  Upon expiration or termination, and in any case upon NILE’s request, CONSULTANT will return immediately to NILE all tangible Confidential Information, including all copies and reproductions thereof, except for one (1) copy which may be retained solely for archival purposes.  In the event this Agreement is terminated by NILE pursuant to Section 3.4 or by CONSULTANT pursuant to Section 3.2, then all unvested portions of the Options shall accelerate and be deemed vested as of the effective date of such termination.”

2.           Compensation.  In addition to the compensation set forth in Sections 2.1 and 2.2 of the Agreement, Nile will issue to Consultant and/or its designees five-year stock options (the “Renewal Options”) to purchase an aggregate of Two Hundred Fifty Thousand (250,000) shares of Common Stock at an exercise price equal to the closing sale price of the Common Stock on the date of this Amendment.  The Renewal Options shall be fully vested and immediately exercisable.  The Renewal Options shall be issued pursuant to the Nile’s  2005 Stock Option Plan, as amended.

3.           Miscellaneous.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.  Except as amended or modified by this Amendment, the parties hereby confirm that all other terms and provisions of the Agreement shall remain in full force and effect.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

Signature page follows.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to Services Agreement to be duly executed as of the date and year first above written.

NILE THERAPRUTICS, INC.

By:	/s/ Daron Evans
Name: Daron Evans
Title: Chief Financial Officer

TWO RIVER CONSULTING, LLC

By:	/s/ Davis M. Tanen
Name: David M. Tanen
Title: VP of Managing Member